EXHIBIT 5.1


                                  May 23, 2003

Community Capital Bancshares, Inc.
P.O. Drawer 71269
Albany, Georgia  31708

Re:   Registration Statement on Form S-8 (Community Capital Bancshares, Inc.)

Ladies and Gentlemen:

This opinion is given in connection with the filing by Community Capital Bancshares, Inc., a Georgia corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement"), relating to an aggregate of 100,000 shares (the "Shares") of common stock, $1.00 par value, of the Company, to be offered and sold by the Company under the following plans (the "Plans"):

-    The  Albany  Bank  &  Trust  Section  401(K)  Profit  Sharing  Plan

- Community Capital Bancshares, Inc. Non-Qualified Stock Option Agreement with Paul Joiner

- Community Capital Bancshares, Inc. Non-Qualified Stock Option Agreement with David Guillebeau

- Community Capital Bancshares, Inc. Non-Qualified Stock Option Agreement with LaDonna Urick

- Community Capital Bancshares, Inc. Non-Qualified Stock Option Agreement with Rosa Ramsey

- Community Capital Bancshares, Inc. Non-Qualified Stock Option Agreement with David Baranko

     We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the authorization of the shares to be issued pursuant to the Plans as we have deemed necessary and advisable. In such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to this opinion, we have relied upon certificates or representations of Company officials and of appropriate governmental officials.

     We express no opinion as to matters under or involving the laws of any jurisdiction other than the corporate law of the State of Georgia.

     Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

     1.   The Shares have been duly authorized; and

     2. Upon the issuance and delivery of the Shares and payment therefor as provided in the Plans and as contemplated by the Registration Statement, the Shares will be legally and validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                Very truly yours,

                          /s/ Powell, Goldstein, Frazer & Murphy LLP

                     POWELL, GOLDSTEIN, FRAZER & MURPHY LLP